                              SCHRODER SERIES TRUST
                          875 Third Avenue, 22nd Floor
                            New York, New York 10022

July ___, 2005

State Street Bank and Trust Company
Two Heritage Drive
North Quincy, MA 02171

Ladies and Gentlemen:

     This is to advise you that Schroder Series Trust (the "Trust") has established a new series of shares to be known as Schroder U.S. Small and Mid
Cap Opportunities Fund. In accordance with the Additional Funds provision in
Article 10 of the Transfer Agent and Service Agreement dated October 27, 1993
(the "Transfer Agency Agreement"), the Trust hereby requests that you act as
Transfer Agent for this new series under the terms of the Transfer Agency
Agreement.

     Please indicate your acceptance of the foregoing by executing and dating two copies of this Letter Agreement in the space provided below, returning one to the Trust and retaining one copy for your records.

Very truly yours,

SCHRODER SERIES TRUST

By:
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Name: Mark A. Hemenetz
Title: President

Accepted and agreed:

STATE STREET BANK AND TRUST COMPANY

By:
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Name:
Title:

Date:
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